AMENDMENT

This AMENDMENT (“Amendment”) dated as of November 16, 2011 (“Effective Date”) between Net Element, Inc. (“Tenant”) and 1450 South Miami, LLC (“Landlord”) amends that certain Lease Agreement for 1450 South Miami Avenue (the “Lease”) dated October 8, 2010 between Landlord and Tenant. All capitalized terms not otherwise defined herein shall have the meaning so proscribed in the Lease Agreement.

WHEREAS, the parties mutually agree to modify certain terms and conditions in the Lease Agreement and extend the Lease Term as provided herein.

WHEREAS, each Party acknowledges that as of the Effective Date, to such Party’s knowledge, the other Party is not in material breach or Default pursuant to the terms of the Lease Agreement.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Lease Extension. The Parties agree to extend the Lease Agreement for a period of twelve (12) months starting on January 1, 2012 and ending on December 31, 2012 (“Lease Extension”). The Base Rent shall be calculated as follows:

		PER SQFT	ANNUALLY	MONTHLY
Base Rent		$27.00	175,500.00	14,625.00

Sales Tax	7.00%	$1.89	12,285.00	1,023.75

TOTAL PAYMENT		$28.89	187,785.00	15,648.75

2.	Deposits. Landlord is holding currently a Rent Deposit in the amount of $15,648.75 and a Security Deposit in the amount of $14,625.00.

3.	Renewal Option. Tenant shall have one (1) option to renew the Lease, such option shall be for an additional twelve (12) month period, provided that Tenant has not been in default under this Lease at any time (“Renewal Option”). Tenant shall deliver written notice to Landlord of its desire to exercise this option no later than three (3) months prior to the expiration of the Lease Extension, or by September 30, 2012. Otherwise, the Renewal Option will automatically be terminated. The Base Rent for the Renewal Option shall be calculated as follows:

		PER SQFT	ANNUALLY	MONTHLY
Base Rent		$29.00	188,500.00	15,708.33

Sales Tax	7.00%	$2.03	13,195.00	1,099.58

TOTAL PAYMENT		$31.03	201,695.00	16,807.92

Holding over by Tenant shall not be deemed an exercise of the Renewal Option.

4.	Signage. The Parties acknowledge that Tenant has made a non-refundable down payment for the modification of the monument signs in the amount of $3,742.50 with Saul Signs (“Sign Deposit”). Should Landlord be able to apply the Sign Deposit for another sign at another project, which is currently not contemplated, then Landlord will give Tenant a credit in the amount of the Sign Deposit at that time. However, Landlord agrees to give Tenant a credit for the Sign Deposit no later than the date Tenant is moving out of the Building.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the Effective Date.

TENANT

NET ELEMENT, INC.,
a Delaware corporation

By:	/s/ Mike Zoi
Name: Mike Zoi, Chief Executive Officer

LANDLORD

1450 SOUTH MIAMI, LLC,
a Florida limited liability company

By:	/s/ Nickel Goeseke
Name: Nickel Goeseke, Managing Member

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